    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 5, 2000
                                                 REGISTRATION NO. 333-68465
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                  ON FORM S-11
                                       TO
                       REGISTRATION STATEMENT ON FORM S-3
                        UNDER THE SECURITIES ACT OF 1933

                           --------------------------

                               PRIME RETAIL, INC.
             (Exact name of registrant as specified in its charter)

                              100 East Pratt Street
                                Nineteenth Floor
                            Baltimore, Maryland 21202
                                 (410) 234-0782
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

                                C. Alan Schroeder
             Executive Vice President, General Counsel and Secretary
                              100 East Pratt Street
                                Nineteenth Floor
                            Baltimore, Maryland 21202
                                 (410) 234-0782
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                                Wayne D. Boberg
                                Steven J. Gavin
                                Winston & Strawn
                              35 West Wacker Drive
                             Chicago, Illinois 60601
                                 (312) 558-5600

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: NOT APPLICABLE

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

       If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         POST-EFFECTIVE AMENDMENT NO. 1

       Pursuant to its Registration Statement on Form S-3 (File No. 333-68465) (the "Registration Statement"), Prime Retail, Inc. registered for the sale from time to time an indeterminate amount of preferred stock, depository shares, preferred stock warrants, common stock and common stock warrants (the "Securities"), up to a total aggregate initial offering price for all Securities combined not to exceed U.S. $400,000,000 (the "Shelf Registration"). As of the date of this Post-Effective Amendment No. 1 on Form S-11 to the Registration Statement, no Securities have been sold pursuant to the Shelf Registration, leaving a total of $400,000,000 of such Securities remaining unsold. Prime Retail, Inc. hereby removes from registration all such Securities remaining unsold under the Shelf Registration as of the date of this Post-Effective Amendment No. 1 on Form S-11 to the Registration Statement. Prime Retail, Inc. is removing from registration all such Securities because it is no longer eligible for the use of Form S-3.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, Prime Retail, Inc. has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, the State of Maryland, on April 5, 2000.

                               PRIME RETAIL, INC.

                               By:   /s/ C. Alan Schroeder
                                  ---------------------------------
                                     Name:  C. Alan Schroeder
                                     Title: Executive Vice President -
                                            General Counsel and Secretary

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                   Signature                                    Title                              Date
                   ---------                                    -----                              ----

                                                 Chairman of the Board                April 5, 2000
               *                                 of Directors
------------------
Michael W. Reschke

               *                                 President and Chief Executive        April 5, 2000
------------------                               Officer and Director
Glenn D. Reschke

               *                                 Director                             April 5, 2000
------------------
William H. Carpenter, Jr.


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               *
------------------
Kenneth A. Randall                               Director                             April 5, 2000

               *
------------------
James R. Thompson                                Director                             April 5, 2000

------------------
Marvin S. Traub                                  Director                             April 5, 2000

               *
------------------
Sharon Sharp                                     Director                             April 5, 2000

               *
------------------
Norman Perlmutter                                Director                             April 5, 2000

------------------
Robert D. Perlmutter                             Director                             April 5, 2000

               *
------------------
William P. Dickey                                Director                             April 5, 2000

*By:  /s/ C. Alan Schroeder
    -----------------------
         C. Alan Schroeder
         Attorney-in-Fact
